Cloudera Reports Third Quarter Fiscal Year 2019 Financial Results

•	Q3 revenue up 25% year-over-year

•	Q3 subscription revenue up 28% year-over-year

•	601 customers greater than $100,000 annual recurring revenue

•	Cloudera and Hortonworks to hold shareholder meetings to vote on proposed merger in late December 2018, with completion of merger to follow soon thereafter

PALO ALTO, Calif. December 5, 2018 — Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, today reported results for its third quarter of fiscal 2019, ended October 31, 2018. Total revenue was $118.2 million, an increase of 25% as compared to the third quarter of fiscal 2018. Subscription revenue was $99.7 million, an increase of 28% as compared to the third quarter of fiscal 2018.

“We are pleased with our execution in Q3 and our progress on the strategic combination we have announced with Hortonworks. Pre-closing merger integration planning is going well. And more importantly, we are very encouraged by the reception that our plans are receiving from customers, partners and the developer community,” said Tom Reilly, chief executive officer. “Together, we will enhance our competitiveness, accelerate our momentum in cloud innovation, and provide a comprehensive solution-set for customers, from the Edge to AI.”

GAAP loss from operations for the third quarter of fiscal 2019 was $26.4 million, compared to a GAAP loss from operations of $56.6 million for the third quarter of fiscal 2018. Non-GAAP loss from operations for the third quarter of fiscal 2019 was $3.8 million, compared to a non-GAAP loss from operations of $24.4 million in the third quarter of fiscal 2018.

Operating cash flow for the third quarter of fiscal 2019, which includes $6.0 million of merger-related costs, was negative $6.8 million compared to operating cash flow of negative $2.4 million in the third quarter of fiscal 2018.

GAAP net loss per share for the third quarter of fiscal 2019 was $0.17 per share, based on weighted-average shares outstanding of 152.2 million shares, compared to a GAAP net loss per share in the third quarter of fiscal 2018 of $0.40 per share, based on weighted-average shares outstanding of 138.5 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the third quarter of fiscal 2019 was $0.03 per share, based on weighted-average shares outstanding of 152.2 million shares, compared to non-GAAP net loss per share in the third quarter of fiscal 2018 of $0.17 per share, based on weighted-average shares outstanding of 138.5 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of October 31, 2018, the company had total cash, cash equivalents, marketable securities and restricted cash of $453.3 million.

Recent Business and Financial Highlights

•	Subscription revenue was up 28% year-over-year to $99.7 million

•	Non-GAAP subscription gross margin for the quarter was 89%, up from 86% in the third quarter of fiscal 2018

•	Customers with annual recurring revenue greater than $100,000 were 601, up 33 for the quarter compared to the second quarter quarter of fiscal 2019

•	Dollar-based net expansion rate was 127% for the quarter

•	Non-GAAP operating loss improved more than 22 percentage points in the third quarter compared to the third quarter of fiscal 2018

•	Previewed Cloudera Machine Learning, a new, cloud-native machine learning platform powered by Kubernetes to accelerate the industrialization of AI.
(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-12-05-cloudera-announces-preview-of-cloud-native-machine-learning-platform-to-accelerate-the-industrialization-of-ai.html)

•	Announced availability of Cloudera’s most powerful and comprehensive platform to date – Cloudera Enterprise 6.0
(https://www.cloudera.com/more/news-and-blogs/press-releases/2018-09-10-cloudera-delivers-its-most-powerful-machine-learning-and-analytics-platform-cloudera-enterprise-6.html)

Business Outlook
Note that guidance is provided for Cloudera on a standalone basis. An updated outlook for the combined company will be provided after closing of the merger and completion of Cloudera’s fiscal 2019 fourth quarter. Accordingly, the outlook for the fourth quarter of fiscal 2019, ending January 31, 2019, is:

•	Total revenue in the range of $119 million to $122 million, representing 17% year-over-year growth

•	Subscription revenue in the range of $101 million to $103 million, representing 21% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.12 to $0.10 per share

•	Weighted-average shares outstanding of approximately 155 million shares

The outlook for fiscal 2019, ending January 31, 2019, is:

•	Total revenue in the range of $450 million to $453 million, representing approximately 23% year-over-year growth

•	Subscription revenue in the range of $380 million to $382 million, representing approximately 27% year-over-year growth

•	Operating cash flow in the range of negative $25 million to $20 million

•	Non-GAAP net loss per share in the range of $0.40 to $0.38 per share

•	Weighted-average shares outstanding of approximately 151 million shares

Note that operating cash flow projections for fiscal 2019 include approximately $12 million of merger execution and planning expenses in fiscal third and fourth quarters. There are or may be additional costs incurred as early as January 2019, upon closing of the merger, which have not been considered in forecasting operating cash flow for fiscal 2019.

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its third quarter fiscal 2019 results and the outlook for its fourth quarter of fiscal 2019 and full year fiscal 2019 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 8079743

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including anticipated benefits from the merger with Hortonworks and our “Business Outlook” for our fourth quarter of fiscal 2019 and our full year fiscal 2019 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings, including in a registration statement on Form S-4 containing a joint proxy statement/prospectus of Cloudera and Hortonworks. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

No Offer or Solicitation
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger between Cloudera and Hortonworks, Cloudera has filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) (Registration Statement No. 333-228155), and this registration statement, as amended, was declared effective by the SEC on November 20, 2018. This registration statement contains a joint proxy statement/prospectus and relevant materials concerning the proposed merger. Additionally, Cloudera and Hortonworks intend to file with the SEC other materials in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, CLOUDERA’S AND HORTONWORKS’ RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF CLOUDERA AND HORTONWORKS WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the definitive joint proxy statement/prospectus and other documents containing important information about Cloudera and Hortonworks, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Cloudera and Hortonworks make available free of charge at www.cloudera.com and www.hortonworks.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the definitive joint proxy statement/prospectus.

Participants in the Solicitation
This press release does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Cloudera, Hortonworks and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cloudera and Hortonworks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the definitive joint proxy statement/prospectus. Security holders may also obtain information regarding the names, affiliations and interests of Cloudera’s directors and executive officers in Cloudera’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, which was filed with the

SEC on April 4, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on May 16, 2018. Security holders may obtain information regarding the names, affiliations and interests of Hortonworks’ directors and executive officers in Hortonworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 15, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on April 24, 2018. To the extent the holdings of Cloudera securities by Cloudera’s directors and executive officers or the holdings of Hortonworks securities by Hortonworks’ directors and executive officers have changed since the amounts set forth in Cloudera’s or Hortonworks’ respective proxy statement for its 2018 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger are included in the definitive joint proxy statement/prospectus relating to the proposed merger. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Cloudera’s website at www.cloudera.com and Hortonworks’ website at www.hortonworks.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Subscription	$99,698	$78,105	$278,720	$216,762
Services	18,485	16,464	52,508	47,231
Total revenue	118,183	94,569	331,228	263,993
Cost of revenue:(1) (2)
Subscription	13,996	14,486	44,764	56,173
Services	15,980	18,640	50,695	69,035
Total cost of revenue	29,976	33,126	95,459	125,208
Gross profit	88,207	61,443	235,769	138,785
Operating expenses:(1) (2)
Research and development	37,563	38,095	121,027	176,770
Sales and marketing	54,927	64,061	169,870	236,639
General and administrative	22,067	15,877	55,493	69,991
Total operating expenses	114,557	118,033	346,390	483,400
Loss from operations	(26,350)	(56,590)	(110,621)	(344,615)
Interest income, net	2,440	1,501	6,420	3,590
Other income (expense), net	(1,126)	(490)	(3,154)	349
Net loss before benefit from (provision for) income taxes	(25,036)	(55,579)	(107,355)	(340,676)
Benefit from (provision for) income taxes	(1,498)	241	(3,595)	(1,210)
Net loss	$(26,534)	$(55,338)	$(110,950)	$(341,886)
Net loss per share, basic and diluted	$(0.17)	$(0.40)	$(0.74)	$(3.27)
Weighted-average shares used in computing net loss per share, basic and diluted	152,245	138,506	149,507	104,551

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$2,016	$2,750	$7,060	$22,143
Cost of revenue – services	2,290	4,187	7,540	28,414
Research and development	7,805	9,110	26,002	90,139
Sales and marketing	5,504	10,070	14,281	82,748
General and administrative	4,275	5,030	12,848	38,236
Total stock‑based compensation expense	$21,890	$31,147	$67,731	$261,680

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$622	$584	$1,866	$1,608
Sales and marketing	35	454	105	1,315
Total amortization of acquired intangible assets	$657	$1,038	$1,971	$2,923

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017

Revenue:
Subscription	84%	83%	84%	82%
Services	16	17	16	18
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	12	15	14	21
Services	13	20	15	26
Total cost of revenue	25	35	29	47
Gross profit	75	65	71	53
Operating expenses:(1) (2)
Research and development	32	40	36	67
Sales and marketing	46	68	51	90
General and administrative	19	17	17	26
Total operating expenses	97	125	104	183
Loss from operations	(22)	(60)	(33)	(130)
Interest income, net	2	2	2	1
Other income (expense), net	(1)	(1)	(1)	—
Net loss before benefit from (provision for) income taxes	(21)	(59)	(32)	(129)
Benefit from (provision for) income taxes	(1)	—	(1)	(1)
Net loss	(22)%	(59)%	(33)%	(130)%

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of revenue – subscription	2%	3%	2%	8%
Cost of revenue – services	2	4	2	11
Research and development	7	10	8	34
Sales and marketing	5	11	4	31
General and administrative	4	5	4	15
Total stock-based compensation expense	20%	33%	20%	99%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	—	—	—	—
Total amortization of acquired intangible assets	1%	1%	1%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2018	January 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,632	$43,247
Short-term marketable securities	325,053	327,842
Accounts receivable, net	92,586	130,579
Prepaid expenses and other current assets	25,176	31,470
Total current assets	507,447	533,138
Property and equipment, net	21,207	17,600
Marketable securities, noncurrent	60,237	71,580
Intangible assets, net	3,884	5,855
Goodwill	33,621	33,621
Restricted cash	3,352	18,052
Other assets	6,767	9,312
TOTAL ASSETS	$636,515	$689,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,085	$2,722
Accrued compensation	36,834	41,393
Other accrued liabilities	13,376	13,454
Deferred revenue, current portion	242,665	257,141
Total current liabilities	294,960	314,710
Deferred revenue, less current portion	34,654	34,870
Other liabilities	20,336	16,601
TOTAL LIABILITIES	349,950	366,181
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	1,460,370	1,385,592
Accumulated other comprehensive loss	(1,073)	(832)
Accumulated deficit	(1,172,740)	(1,061,790)
TOTAL STOCKHOLDERS’ EQUITY	286,565	322,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$636,515	$689,158

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,534)	$(55,338)	$(110,950)	$(341,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,691	2,701	7,759	9,695
Stock-based compensation	21,890	31,147	67,731	261,680
Release of deferred tax valuation allowance	—	(806)	—	(806)
Accretion and amortization of marketable securities	(466)	243	(661)	657
Gain on disposal of fixed assets	(2)	(111)	(22)	(111)
Changes in assets and liabilities:
Accounts receivable	3,944	18,792	38,310	35,536
Prepaid expenses and other assets	(3,949)	(6,098)	8,348	(5,459)
Accounts payable	(22)	(4,000)	561	(2,326)
Accrued compensation	2,403	3,752	(7,034)	(1,231)
Accrued expenses and other liabilities	103	6,472	4,102	9,442
Deferred revenue	(6,842)	830	(14,118)	14,527
Net cash used in operating activities	(6,784)	(2,416)	(5,974)	(20,282)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(116,538)	(127,003)	(368,914)	(514,157)
Sales of marketable securities and other investments	3,715	14,238	36,009	57,436
Maturities of marketable securities and other investments	115,300	116,128	346,203	233,732
Cash used in business combinations, net of cash acquired	—	(1,937)	—	(1,937)
Capital expenditures	(1,630)	(7,034)	(9,320)	(9,005)
Proceeds from sale of equipment	2	145	29	145
Net cash provided by (used in) investing activities	849	(5,463)	4,007	(233,786)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock in initial public offering	—	(264)	—	237,422
Net proceeds from issuance of common stock in follow-on offering	—	46,803	—	46,803
Proceeds from employee stock plans	7,430	5,289	18,760	11,221
Taxes paid related to net share settlement of restricted stock units	(4,094)	(50,503)	(8,482)	(50,503)
Net cash provided by financing activities	3,336	1,325	10,278	244,943
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(411)	417	(1,626)	340
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,010)	(6,137)	6,685	(8,785)
Cash, cash equivalents and restricted cash — Beginning of period	70,994	86,984	61,299	89,632
Cash, cash equivalents and restricted cash — End of period	$67,984	$80,847	$67,984	$80,847
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,171	$488	$3,069	$1,840
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$202	$261	$202	$261
Fair value of common stock issued as consideration for business combinations	$—	$2,081	$—	$2,081
Offering costs in accounts payable and other accrued liabilities	$—	$858	$—	$858
Conversion of redeemable convertible preferred stock to common stock	$—	$—	$—	$657,687

Cloudera, Inc.
Three Months Ended October 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$13,996	$(2,016)	$(622)	$11,358
Subscription gross margin	86%	2%	1%	89%
Cost of revenue- Services	15,980	(2,290)	—	13,690
Services gross margin	14%	12%	—%	26%
Gross profit	88,207	4,306	622	93,135
Total gross margin	75%	4%	1%	79%
Research and development	37,563	(7,805)	—	29,758
Sales and marketing	54,927	(5,504)	(35)	49,388
General and administrative	22,067	(4,275)	—	17,792
Loss from operations	(26,350)	21,890	657	(3,803)
Operating margin	(22)%	20%	1%	(3)%
Net loss	(26,534)	21,890	657	(3,987)
Net loss per share, basic and diluted	$(0.17)	$0.14	$—	$(0.03)

Cloudera, Inc.
Three Months Ended October 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$14,486	$(2,750)	$(584)	$11,152
Subscription gross margin	81%	4%	1%	86%
Cost of revenue- Services	18,640	(4,187)	—	14,453
Services gross margin	(13)%	25%	—%	12%
Gross profit	61,443	6,937	584	68,964
Total gross margin	65%	7%	1%	73%
Research and development	38,095	(9,110)	—	28,985
Sales and marketing	64,061	(10,070)	(454)	53,537
General and administrative	15,877	(5,030)	—	10,847
Loss from operations	(56,590)	31,147	1,038	(24,405)
Operating margin	(60)%	33%	1%	(26)%
Net loss	(55,338)	31,147	1,038	(23,153)
Net loss per share, basic and diluted	$(0.40)	$0.22	$0.01	$(0.17)

GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
GAAP weighted-average shares, basic and diluted	152,245	138,506	149,507	104,551
Assumed preferred stock conversion	—	—	—	24,969
Assumed IPO issuance	—	—	—	316
Non-GAAP weighted-average shares, diluted	152,245	138,506	149,507	129,836

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weighted-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

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Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2019
(in millions)	Q4	FY
GAAP net loss	($45) - ($42)	($155) - ($152)
Stock-based compensation expense (1)	25	92
Amortization of acquired intangible assets	1	3
Non-GAAP net loss	($19) - ($16)	($60) - ($57)

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Melinda Venable
press@cloudera.com
+1 (650) 644-3900